Exhibit 99.1

United Security Bancshares - 3rd Quarter ROE - 22.3%

FRESNO, CA, October 10, 2003 -- Dennis R. Woods, President and Chief Executive Officer of United Security Bank http://www.unitedsecuritybank.com/ (NasdaqNM: UBFO) reported today the results of operations for the third quarter of 2003. Net income of $2,452,000 was up 30.7% or $576,000 over the third quarter for 2002. Year to date net income for the nine months ended Setember 30, 2003 was $6,309,000, up $997,000 or 18.8% over the same period in 2002. The annualized Return on Equity for the 3rd quarter was 22.3% compared with 20.0% for the same period last year.

Basic earnings per share for the quarter were $0.45 compared with $0.35 for 2002, an increase of 28.6%. Diluted earnings per share for the quarter were $0.45 compared with $0.34 a year ago for an increase of 32.4%. Basic earnings per share for the nine months were $1.16 compared with $.98 for 2002, an increase of 18.3%. Diluted earnings per share for the nine months were $1.15 compared with $.97 a year ago for an increase of 18.6%.

Woods added, “With near term stability of interest rates and continued reductions in nonperforming loans we expect to continue with strong earnings through year end. " The year-to-date return on average equity for 2003 was 19.6% and the return on average assets was 1.65% compared with an ROE of 18.7% and ROA of 1.45% for the same quarter in 2002.

The 60th consecutive quarterly cash dividend of $0.145 per share, up from $0.115 a year ago, was declared on September 23, 2003 to be paid on October 22, 2003, to shareholders of record on October 10, 2003. Shareholders’ equity ended the quarter at $45,110,000, an increase of 12.0% over September 30, 2002. Dividends of $3.0 million were paid out of shareholders' equity to shareholders during the past 12 months, and $1.2 million was utilized to purchase and retire 62,561 shares of stock at an average price per share of $18.77.

Third quarter 2003 net interest income increased by $654,000 over the same period in 2002, from $4,621,000 to $5,275,000, an increase of 14.1%. The net interest margin increased from 3.74% for the third quarter in 2002 to 4.48% for 2003. Noninterest income for the third quarter of 2003 was $2,115,000, up from $1,309,000 in 2002 for an increase of $806,000 or 61.5%. The increase is primarily the result of shared appreciation income which increased by $1,025,000 above the year ago quarter. Third quarter operating expenses for the nine months ended Setember 30 were $3,502,000 for 2003 and $2,928,000 for 2002, an increase of $574,000 or 20.0%. Year to date, noninterest expense was $9,068,000 for nine months of 2003 compared with $8,206,000 in 2002, an increase of $862,000 or 10.5%. The primary factors contributing to the rise were expenses connected with resolution of nonperforming assets.

The provision for loan loss was $872,000 year to date for 2003, down $318,000 from 2002. The level of allowance for loan and lease losses is maintained in accordance with the levels of oustanding and non-performing loans. Non-performing assets were 4.37% of total assets on September 30, 2003, down from 4.49% at June 30, 2003. Other Real Estate Owned was .53% of total assets on Septeber 30, 2003.

This press release may include forward-looking statements that involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, the progress of integrating acquisitions and economic conditions and competition in the geographic and business areas in which the Company conducts its operations.

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(Dollars in thousands)
                                                            Sep 30,            Sep 30,
                                                              2003               2002
Cash & noninterest-bearing deposits in            ----------------   ----------------
 other banks                                               $18,465            $19,169
Interest-bearing deposits in other banks                     8,132              7,012
Federal funds sold                                          15,085              2,950
Investment securities                                       89,128            116,242
Loans, net of unearned fees                                354,668            363,370
 Less: allowance for loan losses                            (5,298)            (5,523)
                                                      ----------------   ----------------
Loans, net                                                 349,370            357,846
Premises and equipment, net                                  5,255              2,714
Intangible assets                                            2,035              2,390
Other assets                                                21,233             24,690
                                                      ----------------   ----------------
TOTAL ASSETS                                              $508,703           $533,014
                                                      ================   ================
Deposits:
 Noninterest-bearing demand & NOW                         $117,814           $112,968
 Savings                                                    25,247             20,881
 Time                                                      290,618            304,676
                                                      ----------------   ----------------
Total deposits                                             433,679            438,525

Borrowed funds                                              10,415             36,109
Other liabilities                                            4,500              3,088
                                                      ----------------   ----------------
TOTAL LIABILITIES                                         $448,593           $477,722

Subordinated Debentures                                     15,000             15,000

Shareholders' equity:
 Common shares outstanding:
  5,506,466 at Sep. 30, 2003
  5,429,130 at Sep. 30, 2002                               $18,218            $18,017
Retained earnings                                           26,740             21,765
Unallocated ESOP shares                                       (374)              (664)
Other comprehensive income (loss)                              527              1,175
                                                      ----------------   ----------------
Total shareholders' equity                                 $45,110            $40,293
TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY                                      $508,703           $533,015
                                                      ================   ================

United Security Bancshares
Consolidated Statements of Income
 (unaudited)                              Three              Three              Nine              Nine
                                          Months             Months            Months            Months
                                          Ending             Ending            Ending            Ending
                                          Sep 30             Sep 30            Sep 30            Sep 30
                                           2003               2002              2003              2002
                                   ----------------   ----------------   ----------------  ----------------
Interest income                          $6,905             $7,417           $20,027            $21,453
Interest expense                          1,630              2,795             5,681              8,205
                                     --------------     --------------    --------------    --------------
Net interest income                       5,275              4,621            14,346             13,247
Provision for loan losses                   371                325               872              1,189
Other income                              2,115              1,309             4,714              3,709
Other expenses                            3,502              2,928             9,068              8,206
                                     --------------     --------------    --------------    --------------
Income before income taxes                3,518              2,677             9,122              7,561
Provision for income taxes                1,066                802             2,812              2,249
                                     --------------     --------------    --------------    --------------
NET INCOME                               $2,452             $1,876            $6,309             $5,312

United Security Bancshares
Selected Financial Data
                                         Three              Three              Nine              Nine
                                         Months             Months            Months            Months
                                         Ended              Ended              Ended            Ended
                                       09/30/2003         09/30/2002        09/30/2003        09/30/2002
                                    ---------------    ---------------   ---------------   ---------------
Basic Earnings Per Share                 $0.45              $0.35             $1.16            $0.98
Diluted earning per share                $0.45              $0.34             $1.15            $0.97

Annualized Return on:
Average Assets                           1.92%              1.52%             1.65%            1.45%
Average Equity                          22.34%             19.98%            19.63%           18.68%
Net Interest Margin                      4.48%              4.12%             4.08%            3.98%

Net Charge-offs  to Average Loans        0.04%              0.02%             0.28%            0.02%

                                                09/30/2003         09/30/2002
                                              ---------------    ---------------
Book Value Per Share                              $8.19              $7.42
Tangible Book Value Per Share                     $7.82              $6.98
Efficiency Ratio                                  47.57%             48.39%
Non Performing Assets to Total Assets              4.37%              4.44%
Allowance for Loan Losses
 to Total Loans                                    1.49%              1.52%
Shares Outstanding - period end                  5,506,466          5,429,130